UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Southside Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 19, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Southside Bancshares, Inc. (the “Company”) to be held at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas, on Thursday, April 19, 2007 at 4:00 p.m., local time, for the purposes of considering and acting upon the following:

1.	Election of three directors to serve until the Annual Meeting of Shareholders in 2010.

2.	Transactions of such other business that may properly come before the Annual Meeting or any adjournment thereof.

Management will also report on operations and other matters affecting the Company, as well as respond to your questions. After the meeting, the Company’s officers, directors and representatives from the Company’s independent registered public accounting firm will be available to answer your questions.

Only holders of common stock registered on the Company's books as owners of shares at the close of business on March 5, 2007 are entitled to vote at the meeting.

Your attendance and vote are important. Please sign, date, and return the enclosed proxy immediately in the envelope provided. It is important that you sign and return the proxy, even though you actually plan to attend the meeting in person. Your proxy may be revoked prior to the Annual Meeting by notice in writing, to the Corporate Secretary at the Company’s principal office at any time, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person.

By Order of the Board of Directors

/s/ B. G. Hartley
B. G. Hartley
Chairman of the Board

Tyler, Texas
March 14, 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS REQUESTED THAT YOU PROPERLY EXECUTE AND PROMPTLY RETURN THE ENCLOSED FORM OF PROXY TO OUR TRANSFER AGENT, COMPUTERSHARE TRUST COMPANY, INC., IN THE ENCLOSED ADDRESSED ENVELOPE.

SOUTHSIDE BANCSHARES, INC.
1201 South Beckham Avenue
Tyler, Texas 75701

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 19, 2007

TO OUR SHAREHOLDERS:

This proxy statement is being furnished to holders of the common stock of Southside Bancshares, Inc. (the "Company") in connection with the Company’s Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 19, 2007, at 4:00 p.m. at Willow Brook Country Club, 3205 West Erwin Street, Tyler, Texas, and at any adjournments thereof, for the purposes of considering and acting upon the following:

(1)	Election of three directors to serve until the Annual Meeting of Shareholders in 2010.

(2)	Transactions of such other business that may properly come before the Annual Meeting or any adjournment thereof.

This Proxy Statement and applicable form of proxy, as well as, the Annual Report of the Company for the year ended December 31, 2006, including financial statements, are first being sent to shareholders on or about March 14, 2007.

VOTING OF PROXY

If your proxy is executed and returned, it will be voted as you direct. If no direction is provided, the proxy will be voted for the election of directors and the proxies will use their discretion with respect to voting on any other matters presented for a vote. Additionally, if your proxy is executed and returned, it will be voted to approve the minutes of the last Annual Meeting. This vote will not amount to a ratification of the action taken at that meeting nor will it indicate approval or disapproval of that action.

REVOCABILITY OF PROXY

Your proxy may be revoked prior to the Annual Meeting by notice in writing, to the Corporate Secretary at the Company’s principal office, located 1201 South Beckham Avenue, Tyler, Texas 75701, at any time, or by advising the Corporate Secretary at the Annual Meeting that you wish to revoke your proxy and vote your shares in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy.

PERSONS MAKING THE SOLICITATION

The Company’s board of directors is soliciting the proxy. The expense of soliciting your proxy will be borne entirely by the Company and no other person or persons will bear such costs either directly or indirectly. Proxies will be solicited principally by mail, but may also be solicited by personal interview, telephone, and email by directors, officers, and employees of the Company who will receive no additional compensation.

RECORD DATE AND OUTSTANDING SHARES

The Company’s board of directors has fixed the close of business on March 5, 2007 as the record date for determining the holders of common stock of the Company entitled to notice of and to vote at the Annual Meeting. At the close of business on February 15, 2007, there were approximately 12,357,516 shares of common stock outstanding and eligible to be voted on each matter.

QUORUM AND VOTING RIGHTS

The approval of all proposals brought before the Annual Meeting requires that a quorum be present at the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. In the event that a quorum is not represented in person or by proxy at the Annual Meeting, a majority of shares represented at that time may adjourn the Annual Meeting to allow the solicitation of additional proxies or other measures to obtain a quorum.

Each shareholder is entitled to one vote on each proposal per share of common stock held as of the record date. The election of three directors to serve until the 2010 Annual Meeting requires approval by a “plurality” of the votes cast by the shares of common stock entitled to vote in the election. This means that the three nominees who receive the highest number of properly cast votes will be elected as directors even if those nominees do not receive a majority of the votes cast. Shares represented by proxies that are marked “withhold authority” for the election of one or more director nominees or that are not voted (whether by abstention, broker non-vote or otherwise) will not be counted in determining the number of votes cast for those persons.

For all other matters, a majority of votes cast shall decide each matter submitted to the shareholders at the Annual Meeting.

EFFECT OF WITHHOLD VOTES, ABSTENTIONS AND BROKER NON-VOTES

Shares represented at the Annual Meeting that are withheld or abstained from voting and broker non-votes will be considered present for purposes of determining a quorum at the Annual Meeting. Shares represented by proxies that are marked “withhold authority” for the election of one or more director nominees or that are not voted (whether by abstention, broker non-vote or otherwise) will not be counted in determining the number of votes cast for those persons. For all other proposals, abstentions will be included in vote totals and, as such, will have the same effect on proposals as a negative vote. Broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter), if any, will not be included in vote totals and, as such, will have no effect on any proposal.

ELECTION OF DIRECTORS
(PROPOSAL 1)

The board of directors is classified into three classes, two of which are comprised of three directors and one that is comprised of four directors, for a total of ten directors. One class of directors is elected each year for a three-year term.

The three nominees identified below are nominees for election at the Annual Meeting for a three-year term expiring at the 2010 Annual Meeting:

•	Alton Cade
•	B. G. Hartley
•	Paul W. Powell

All nominees and continuing directors are currently directors of the Company and Southside Bank (a wholly owned subsidiary). For biographical information on the nominee, please see “Information About Our Executive Officers, Directors and Nominees.”

Unless otherwise instructed, proxies received in response to this solicitation will be voted in favor of the election of the persons nominated by the Nominating Committee for directors of the Company. While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more shall be unable to do so, the proxies will be voted for the substitute nominee(s) selected by the board of directors of the Company.

The board of directors recommends a vote FOR the election of each of the individuals nominated for election as a director.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES

The following table sets forth information regarding our nominees for director, our other continuing directors and our executive officers. Our board of directors is divided among three classes, with members serving three-year terms.

NOMINEES FOR DIRECTORS TERMS TO EXPIRE AT THE 2010 ANNUAL MEETING	INITIAL ELECTION TO BOARD
ALTON CADE (70) - Mr. Cade was the co-owner and President of Cade’s Building Materials from 1975 until his retirement on January 1, 2007. He is the President and owner of Cochise Company, Inc., a real estate and investment company he formed in 1960. In addition, he is the managing partner of a family ranch and investment company. He has served as an Elder/Trustee of Glenwood Church of Christ since 1977.	2003
B. G. HARTLEY (77) - Mr. Hartley became Chairman of the Board of the Company in 1983. He is also the Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of Southside Bank, having served as Southside Bank's Chief Executive Officer since its opening in 1960. He is a current member of the Administrative Counsel of the American Bankers Association (“ABA”) Government Relations Committee, a former member of the ABA Board of Directors and past Chairman of the ABA National BankPac Committee, a member of the Board of Directors of East Texas Medical Center Regional Healthcare Systems and past Chairman of Texas Taxpayers and Research Association. He is also a member of the Development Boards of the University of Texas at Tyler, the University of Texas Health Center at Tyler, and Trustee of the R. W. Fair Foundation.
1982
PAUL W. POWELL (73) - Mr. Powell serves as the Dean of the Truett Theological Seminary at Baylor University, where he is also Dean and Special Assistant to the University President since 2001. He serves as an Officer of the Robert M. Rogers Foundation and has also served as Chairman of the Board of Trinity Mother Frances Health System. In addition, he served as Chairman and Chief Executive Officer of the Southern Baptist Annuity Board and was also pastor of Green Acres Baptist Church, Tyler.	1999
DIRECTORS CONTINUING UNTIL THE 2008 ANNUAL MEETING	INITIAL ELECTION TO BOARD
SAM DAWSON (59) - Mr. Dawson is President and Secretary of the Company, having served in that capacity since 1998. He joined Southside Bank in 1974 and is currently President, Chief Operating Officer and a director of Southside Bank. He is a director of East Texas Medical Center (“ETMC”) Hospital, Cancer Institute and ETMC Rehabilitation Hospital. He also serves as a director of the Camp Tyler Foundation.	1997
MELVIN B. LOVELADY (70) - Mr. Lovelady is a CPA. He is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the East Texas Chapter of the Texas Society of Certified Public Accountants. He was a founding member of Henry & Peters Financial Services, LLC, organized in 2000, which was sold to Bridge Wealth Management, LLC in 2006. He was also an officer and shareholder of the accounting firm, Henry & Peters, PC from November 1987 through December 31, 2004. He was a partner in the accounting firm of Squyres Johnson Squyres & Co. prior to joining Henry & Peters, PC. He is currently serving as Chairman of the Board of the East Texas Communities Foundation, Inc., a member of the Development Boards of the University of Texas at Tyler and the University of Texas Health Center at Tyler. He is also a member of the Board of Directors of the Tyler Junior College Foundation, the University of Texas at Tyler Foundation, the A. W. Riter, Jr. Family Foundation, and Trustee of the R. W. Fair Foundation. He also serves on the Investment Advisory Board of the Texas Treasury Safekeeping Trust Company.
2005
WILLIAM SHEEHY (66) - Mr. Sheehy retired on January 1, 2007 as senior partner of the law firm of Wilson, Sheehy, Knowles, Robertson & Cornelius PC. Mr. Sheehy formerly served as outside counsel of Southside Bank and is a former director of the Texas Association of Bank Counsel.	1983

DIRECTORS CONTINUING UNTIL THE 2009 ANNUAL MEETING	INITIAL ELECTION TO BOARD
HERBERT C. BUIE (76) - Mr. Buie has been Chief Executive Officer of Tyler Packing Corporation, Inc., a meat-processing firm, since 1955. He serves on the Boards of Directors of the University of Texas Health Center at Tyler, the Development Board of Directors of the University of Texas at Tyler, the East Texas Regional Food Bank, the Salvation Army, Tyler Economic Development Council, Texas Chest Foundation and East Texas Communities Foundation.	1988
ROBBIE N. EDMONSON (75) - Mr. Edmonson is Vice Chairman of the Board of the Company, having served in that capacity since 1998. He joined Southside Bank as Vice President in 1968 and currently is Vice Chairman of the Board of Directors of Southside Bank and Chief Administrative Officer of Southside Bank.	1982
MICHAEL D. GOLLOB (74) - Mr. Gollob is a CPA. He is the founder of the certified public accounting firm of Gollob, Morgan, Peddy & Co., PC organizing the firm in 1982. He retired January 1, 2005. He serves on the Texas Prepaid Higher Education Tuition Board and the Development Board of The University of Texas Health Center at Tyler. He is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. He is also involved in timber and oil and gas investments.	1999
JOE NORTON (70) - Mr. Norton owns Norton Equipment Corporation and is a general partner in Norton Leasing Ltd., LLP. Mr. Norton served as President and was a principal shareholder of Norton Companies of Texas, Inc. for 25 years. He also owned W. D. Norton, Inc. d/b/a Overhead Door, for 16 years.	1988

NAMED EXECUTIVE OFFICERS	INITIAL ELECTION TO BOARD
JERYL STORY (55) - Mr. Story has served as Executive Vice President of the Company since 2000. He joined Southside Bank in 1979 and is currently Senior Executive Vice President and a director of Southside Bank and is responsible for all lending functions.
N/A
LEE R. GIBSON, CPA (50) - Mr. Gibson has served as Executive Vice President and Chief Financial Officer of the Company and Southside Bank since 2000. He is also a director of Southside Bank. He joined Southside Bank in 1984 and in addition to being the Chief Financial Officer is responsible for management of the investment portfolio and asset-liability management for the Company. He is Chairman of the Board of Directors of the Federal Home Loan Bank of Dallas and also serves on the Executive Board of the East Texas Area Council of Boy Scouts.
N/A

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of our common stock as of February 15, 2007 for the following persons:

•	each person known by us to beneficially own more than 5% of our outstanding common stock;
•	each of our directors; and
•	each of our executive officers included in our Summary Compensation Table;
•	all of our directors and executive officers as a group.

Unless otherwise indicated, the address of each of the named individuals is 1201 South Beckham Avenue, Tyler, Texas 75701.

Name Of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent Of Class
First National Bank Group, Inc.(2)	630,000	5.1%
Alton Cade(3)	35,441	*
B. G. Hartley(4)	262,382	2.1%
Paul W. Powell	38,062	*
Sam Dawson(5)	146,826	1.2%
Melvin B. Lovelady(6)	6,759	*
William Sheehy(7)	73,666	*
Herbert C. Buie(8)	428,737	3.5%
Robbie N. Edmonson(9)	93,980	*
Michael D. Gollob(10)	93,796	*
Joe Norton(11)	160,405	1.3%
Jeryl Story(12)	131,126	1.1%
Lee R. Gibson(13)	64,615	*
All directors, nominees and executive officers of the company as a group (12 persons).	1,535,795	12.4%
__________
*	Less than 1% of total outstanding shares (12,357,516) as of February 15, 2007.

(1)
Unless otherwise indicated, each person has sole voting and investment power with respect to the shares of common stock set forth opposite his name. In addition, shares beneficially owned include stock acquirable by exercise of stock options exercisable within sixty (60) days of the record date.

(2)	The address of First National Bank Group, Inc. is 100 West Cano, Edinburg, Texas 78539

(3)
Mr. Cade has joint voting and investment power with his wife with respect to 17,182 shares and also owns 17,047 shares as President of Cochise Company, Inc. Mr. Cade has voting and investment power, as trustee of the Cade Residuary Trust, which owns 1,212 shares.

(4)
Mr. Hartley has sole voting and investment power with respect to 130,959 shares. He also has sole voting power, but not investment power, with respect to 15,965 shares owned in the Company’s ESOP Plan, in which he is 100% vested. Also included in the total are 20,348 shares owned by Mr. Hartley’s wife (2,817 of those shares are owned in the Company’s ESOP Plan) of which Mr. Hartley disclaims beneficial interest. Mr. Hartley has 95,110 shares subject to incentive stock options that are exercisable within 60 days of the record date.

(5)
Mr. Dawson holds sole voting and investment power with respect to 54,833 shares and has sole voting power, but not investment power, with respect to 8,771 shares owned in the Company's ESOP Plan, in which he is 100% vested. Also included in the total are 81,040 shares subject to incentive stock options that are exercisable within 60 days of the record date. Included in the total are 2,182 shares owned by Mr. Dawson’s wife, of which he disclaims all beneficial interest.

(6)	Mr. Lovelady has joint voting and investment power with his wife with respect to 6,759 shares owned jointly.

(7)
Mr. Sheehy has sole voting and investment power with respect to 62,732 shares owned individually. Mr. Sheehy also owns 10,934 shares in an individual retirement account and has sole voting and investment power in these shares.

(8)
Mr. Buie has sole voting and investment power with respect to 391,919 shares owned individually. Mr. Buie owns 22,010 shares in individual retirement accounts and has sole voting and investment power in these shares. Also included in the total are 9,825 shares owned by Mr. Buie’s wife, 2,602 shares owned by Mrs. Buie as trustee for their son and 2,381 shares owned by Mrs. Buie as trustee for their daughter. Mr. Buie disclaims beneficial ownership of these 14,808 shares.

(9)
Mr. Edmonson has sole voting and investment power with respect to 65,795 shares and has voting power, but not investment power, with respect to 11,891 shares, owned in the Company’s ESOP Plan, in which he is 100% vested. Also included in the total are 16,294 shares subject to incentive stock options that are exercisable within 60 days of the record date.

(10)
Mr. Gollob has sole voting and investment power with respect to 75,390 shares owned individually. Mr. Gollob also owns 17,720 shares in an individual retirement account and has sole voting and investment power in these shares. Mr. Gollob’s wife has 686 shares in an individual retirement account and Mr. Gollob disclaims beneficial ownership of these shares, which are included in the total.

(11)
Mr. Norton has sole voting and investment power with respect to 154,747 shares and is custodian for his granddaughter for 3,739 shares and his grandson for 1,919 shares, of which he disclaims all beneficial interest.

(12)
Mr. Story owns 60,667 shares and has sole voting and investment power for these shares. In addition, he has joint voting and investment power with his wife with respect to 71 shares and sole voting, but not investment power, with respect to 8,899 shares owned in the Company’s ESOP plan, in which he is 100% vested. Also included in the total are 61,489 shares subject to incentive stock options that are exercisable within 60 days of the record date.

(13)
Mr. Gibson has sole voting power and investment power with respect to 4,846 shares owned individually. He also has sole voting power, but not investment power, with respect to 8,039 shares owned in the Company’s ESOP plan, in which he is 100% vested. In addition, he holds 117 shares as custodian for his daughter and 87 shares as custodian for his son. Mr. Gibson disclaims all beneficial interest in these 204 shares. Also included in the total are 51,526 shares subject to incentive stock options that are exercisable within 60 days of the record date.

CORPORATE GOVERNANCE

Board of Directors Meeting Attendance

The board of directors of the Company met ten times during the fiscal year. No member of the board of directors of the Company attended less than 75% of the aggregate meetings of the board of directors and all committees on which such director served during 2006. Each director of the Company also serves as a director of Southside Bank.

Shareholder Communication with the Board of Directors

The Company has adopted a procedure by which shareholders may send communications as defined within Item 7(h) of Schedule 14A under the Exchange Act to one or more members of the board of directors by writing to such director(s) or to the whole board of directors in care of the Corporate Secretary, Southside Bancshares, Inc., Post Office Box 8444, Tyler, Texas 75711. Any such communications will be promptly distributed by the Corporate Secretary to such individual director(s) or to all directors if addressed to the whole board of directors.

Code of Ethics

The Company has adopted a Code of Ethics, which is available on the Company’s website, www.southside.com/investor, under the topic Corporate Governance. Within the time period required by the SEC and the NASDAQ Stock Market, we will post on our website any amendment to our Code of Ethics and any waiver applicable to any of our directors, executive officers or senior financial officers.

Procedures for Reporting Concerns about Accounting, Internal Accounting Controls or Auditing Matters

Management of the Company has established a Whistle Blower Policy, which includes a fraud hotline. This is a toll free, 24-hour, seven-day-a-week hotline. This is a confidential service in which officers and employees can speak with an independent company regarding any questionable accounting or auditing matters, including but not limited to the following: fraud or deliberate error in the preparation, evaluation, review or audit of any financial statement of the Company; fraud or deliberate error in the recording and maintaining of financial records of the Company; deficiencies in or noncompliance with the Company’s internal accounting controls; misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in the financial records, financial reports or audit reports of the Company; or deviation from full and fair reporting of the Company’s financial condition. Any complaints received by the independent company will be reported directly to the Chairman of the Audit Committee and to the head of the Company’s Internal Audit department. Complaints will be reviewed by Internal Audit under the direction of the Audit Committee. Complaints submitted will be promptly investigated and appropriate corrective action will be taken, as warranted by the investigation. Management is committed to comply with all applicable securities laws and regulations and therefore encourage officers and employees to raise concerns regarding any suspected violations of those standards by using the fraud hotline.

Board Committees

The board of directors of the Company has three standing committees:

•	Audit Committee;
•	Nominating Committee; and
•	Compensation Committee.

The Company’s wholly owned subsidiary, Southside Bank, has five standing committees:

•	Executive Committee;
•	Loan/Discount Committee;
•	Trust Committee;
•	Compliance/EDP/CRA Committee; and
•	Investment/Asset-Liability Committee.

These committees were formed to assist the board of directors of Southside Bank and the Company in the discharge of their respective responsibilities. The purpose and composition of these committees with respect to persons who are directors of the Company and Southside Bank are described below:

COMMITTEES OF THE COMPANY

Audit Committee of Southside Bancshares, Inc.

The Audit Committee of the board of directors consists of six non-employee directors as named below. Each member of the Audit Committee is an independent director as defined by the current NASDAQ listing standards and applicable SEC rules. In addition, the Nominating Committee of the board of directors has unanimously determined that Mr. Lovelady, a CPA, qualifies as an “audit committee financial expert” as defined by the SEC. Mr. Lovelady is retired from the accounting firm of Henry & Peters, PC, and is currently associated with Bridge Wealth Management, LLC as a CPA and a Registered Representative. The Nominating Committee of the board of directors has unanimously determined that all Audit Committee members are financially literate under the current NASDAQ listing standards.

The Audit Committee is primarily responsible for the engagement of the independent registered public accounting firm, oversight of the Company’s financial statements and controls, assessing and ensuring the independence, qualifications, and performances of the independent registered public accounting firm, approving the services and fees of the independent registered public accounting firm and reviewing and approving the annual audited financial statements for the Company before issuance, subject to board of director approval. The Audit Committee also monitors the internal audit function, internal accounting procedures and assures compliance with all appropriate statutes. No members of the Audit Committee received any compensation from the Company during the last fiscal year other than directors’ fees. The Committee met 16 times during 2006.

Audit Committee Charter

The board of directors has adopted a formal written Audit Committee charter which outlines the purpose of the Audit Committee, delineates the membership requirements and addresses the key responsibilities of the Audit Committee. A copy of the Audit Committee charter may be obtained at the Company’s website, www.southside.com/investor, under the topic Corporate Governance.

Audit Committee Report

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for fiscal year ended December 31, 2006.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, the internal auditor and PricewaterhouseCoopers LLP, (“PwC”), the Company’s independent registered public accounting firm, with and without management present. The Committee included in its review of the independent registered public accounting firm’s examinations, management’s assertion on design and effectiveness of the Company’s internal controls, and the quality of the Company’s financial reporting. The Committee also reviewed Company procedures and internal control processes designed to ensure full, fair, and adequate financial reporting and disclosures, including procedures for certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by the Company with the Securities and Exchange Commission (SEC). The Committee is satisfied that the internal control system is adequate and that the Company employs appropriate accounting and auditing procedures.

The Committee also has discussed with PwC matters relating to the auditor’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in its financial reporting as required by Statement of Auditing Standards No. 61, as amended (Professional Standards). In addition, the Committee has discussed with PwC their independence from management and the Company, as well as the matters in the written disclosures received from PwC and required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee received a letter from PwC confirming its independence and discussed it with PwC. The Committee discussed and reviewed with PwC critical accounting policies and practices, internal controls, other material written communications to management, and the scope of PwC audits and all fees paid to PwC during the fiscal year. The Committee adopted guidelines requiring review and pre-approval by the Committee of audit and non-audit services performed by PwC for the Company. The Committee has reviewed and considered the compatibility of PwC performance of non-audit services with the maintenance of PwC independence as the Company’s independent registered public accounting firm.

Based on the Committee’s review and discussions referred to above, the Committee recommended to the Company’s board of directors that the Company’s audited consolidated financial statements and report on management’s assertion on the design and effectiveness of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
SOUTHSIDE BANCSHARES, INC.

Melvin B. Lovelady, CPA, Chairman
Herbert C. Buie
Alton Cade
Michael D. Gollob, CPA
Joe Norton
Paul W. Powell

Nominating Committee of Southside Bancshares, Inc.

The Nominating Committee is responsible for identifying, screening, and nominating candidates for election to the Board. The Committee is comprised of, Messrs. Buie (Chairman), Norton and Powell who are independent directors of the Company, as defined by the current NASDAQ standards, and directors of Southside Bank. The committee met two times in 2006.

The Nominating Committee identifies candidates to the board of directors by introduction from management, members of the board of directors, employees or other sources, and shareholders that satisfy the Company’s policy regarding shareholder recommended candidates. The Nominating Committee does not evaluate director candidates recommended by shareholders differently than director candidates recommended by other sources. Shareholders wishing to submit recommendations for the 2008 Annual Meeting should write to the Nominating Committee in care of the Assistant Corporate Secretary, Southside Bancshares, Inc., 1201 South Beckham Avenue, Tyler, Texas 75701. Any such shareholder must meet and evidence the minimum eligibility requirements specified in Exchange Act Rule 14a-8 and must submit, within the same timeframe for submitting a shareholder proposal required by Rule 14a-8: (1) name, mailing address, telephone number, email address, resume, business history, listing of other past and present directorships and director committees, banking industry experience and other relevant information; (2) explain in the submission why the shareholder believes the candidate would be an appropriate director for the Company and the benefits and attributes that the candidate will provide to the Company in serving as a director; (3) provide evidence of ownership of the Company’s securities along with the recommendation; and (4) indicate whether the Company may identify the shareholder in any public disclosures that it makes regarding the consideration of the director candidate. Nominations for the 2008 Proxy must be filed with the Assistant Corporate Secretary on or before November 14, 2007.

In considering board of director candidates, the Nominating Committee takes into consideration all factors that it deems appropriate, including, but not limited to, the individual’s character, education, experience, knowledge, skills and ownership of the Company’s stock. The Nominating Committee will also consider the extent of the individual’s experience in business, education or public service, his or her ability to bring a desired range of skills, diverse perspectives and experience to the board of directors and whether the individual possesses high ethical standards, a strong sense of professionalism and is capable of serving the interests of shareholders. Additionally, the Nominating Committee will consider the number of boards the candidate currently serves on when assessing whether the candidate has the appropriate amount of time to devote to serving on the Company’s board of directors. The Nominating Committee is not obligated to nominate any individual for election. No shareholder nominations have been received by the Company for this Annual Meeting. Accordingly, no rejections or refusals of such candidates have been made by the Company.

In addition, the Nominating Committee is responsible for identifying, screening, and nominating candidates for election to the Compensation Committee and Audit Committee and designating individuals, if any, as an “audit committee financial expert.” These nominations are then submitted to the board of directors for final approval.

Nominating Committee Charter

The board of directors has adopted a formal written Nominating Committee charter which outlines the purpose of the Nominating Committee, delineates the membership requirements and addresses the key responsibilities of the Committee. A copy of the Nominating Committee charter may be found on the Company’s website, www.southside.com/investor, under the topic Corporate Governance.

Compensation Committee of Southside Bancshares, Inc.

The Compensation Committee consists of Messrs. Buie, Norton (Chairman) and Powell. All committee members are non-employee, independent directors of the Company, as defined by the current NASDAQ standards, and directors of Southside Bank. The Committee met five times in 2006.

Compensation Committee Charter

The board of directors has adopted a formal written Compensation Committee charter which outlines the purpose of the Compensation Committee, delineates the membership requirements and addresses the key responsibilities of the Committee. A copy of the Compensation Committee charter may be found on the Company’s website, www.southside.com/investor, under the topic Corporate Governance.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Company determines the compensation recommendations for the NEOs, all of whom are also executive officers of Southside Bank. The board of directors of the Company and Southside Bank considers the recommendations of the Compensation Committee and approves the compensation of the NEOs and Executive Officers.

The board of directors of Southside Bank is comprised of all of the directors of the Company including Messrs. Dawson, Edmonson, and Hartley (who are each executive officers of Southside Bank and the Company) and Gibson and Story (who are each executive officers of Southside Bank and the Company and directors of Southside Bank).

During the fiscal year ended December 31, 2006:

•
No executive officer of the Company served as a member of the compensation committee or other board committee performing similar functions (or on the board of directors of any entity without such a committee) of another entity, one of whose executive officers served on the Compensation Committee of the Company.

•	No executive officer of the Company served on the board of directors of another entity, one of whose executive officers served on the Compensation Committee of the Company.

•
No executive officer of the Company served as a member of the compensation committee or other board committee performing similar functions (or on the board of directors of any entity without such a committee) of another entity, one of whose executive officers served as a director of the Company.

For information concerning transactions by the Company and Southside Bank with certain members of the board of directors of Southside Bank, please see "Transactions with Directors, Officers and Associates."

Report of the Compensation Committee

The Compensation Committee oversees and makes recommendations for the NEOs compensation. The Board of Directors of the Company and Southside Bank considers the recommendations of the Compensation Committee and approves the compensation of the NEOs. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis in this proxy statement.

In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board of Directors of the Company and Southside Bank that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006 and its proxy statement on schedule 14A to be filed in connection with the Company’s 2007 annual meeting of stockholders, each of which will be filed with the Securities and Exchange Commission.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE

Joe Norton, Chairman
Herbert Buie
Paul Powell

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of the analysis, the “Committee”) of the Board has responsibility for reviewing and establishing the Company’s compensation programs, consistent with the Company’s compensation philosophy. Later in this proxy statement under the heading “Executive Compensation” you will find a series of tables containing specific information about the compensation earned or paid in 2006 to the Company’s Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers, who are referred to as the “named executive officers” or “NEOs”. The Committee attempts to ensure that the total compensation paid to the NEOs is fair, reasonable, and competitive.

The Compensation Committee conducts an annual base salary and bonus compensation level review of the NEOs and develops incentive compensation programs when appropriate. The Committee also reviews and develops recommendations for director compensation, including committee service fees.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation plan program is one that is designed to reward the achievement of specific annual, long-term, and strategic performance, and which aligns executives’ interests with those of the shareholders with the ultimate objective of improving long-term shareholder value. The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior officers in key positions and that compensation provided to key officers remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation provided by the Company to its NEOs should include both cash and other benefits that reward performance.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions with respect to the NEOs. The Chief Executive Officer provides input regarding the performance of the other NEOs and makes recommendations for compensation amounts payable to the other NEOs. The Chief Executive Officer is not involved with any aspect of determining his own pay.

Setting Executive Compensation

Based on the compensation objectives noted above, the Committee has structured the NEOs annual and long-term incentive-based cash and non-cash executive compensation to be competitive and to motivate and reward the NEOs for their performance. In furtherance of this, the Committee will, as needed, engage an outside consulting firm to conduct a peer review of its overall compensation program for the NEOs. In years when an outside consultant is not used, the Committee uses other peer reviews. During 2006, the Committee reviewed and considered two surveys. During compensation discussions, the Committee considered the 2006 SNL Financial Executive Compensation Review and a comparison of NEOs compensation against a peer group of publicly-traded Texas banks as well as several banks from Arkansas, Oklahoma, Louisiana and New Mexico (collectively, the “Compensation Peer Group”). The Compensation Peer Group, which is periodically reviewed and updated by the Committee, consists of companies against which the Committee believes Southside competes for talent. The Companies comprising the Compensation Peer Group are:

Bank of the Ozarks	Texas Capital Bancshares, Inc.
MetroCorp Bancshares, Inc.	Simmons First National Corp
Southwest Bancorp, Inc.	Iberiabank Corp
BancFirst Corp, Oklahoma	Texas United Bancshares, Inc.
First Financial Bankshares	Summit Bancshares, Inc.
Prosperity Bancshares, Inc.	First State Bancorp, New Mexico
Sterling Bancshares, Inc.

There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee reviews on an annual basis such peer reviews to determine the appropriate level and mix of compensation. The Company does not currently have any equity-based compensation plans available to use as part of its executive officer compensation program

2006 Executive Compensation Components

For the fiscal year ended December 31, 2006, the principal components of compensation for NEOs were:
•	Base salary;
•	Bonus;
•	Retirement benefits;
•	Split dollar agreements; and
•	Perquisites and other personal benefits.

Base Salary

The Company provides NEOs and other employees with a base salary to compensate them for services rendered during the fiscal year. Base salary ranges for NEOs are determined for each executive based on their position and responsibility by using available market data adjusted for duties and responsibilities.

During the review of base salaries for executives, the Committee primarily considers:

•	peer group data;
•	internal review of the executive’s compensation, both individually and relative to our other officers; and
•	individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of NEOs are based on the Committee’s assessment. The NEO salary increase approved by the compensation committee for 2006, resulted from a review of peer group and salary survey information and also considered NEO and company performance. In making their final decision the committee also considered the lack of equity incentives to offer as part of a compensation package. NEO Jeryl Story asked that his raise be deferred a year due to most relationship managers not receiving a raise for 2006, a result of a new incentive plan aimed at increasing loan revenue. The committee agreed to defer NEO Jeryl Story’s salary increase and agreed to pay it in a lump sum in 2007.

Bonus

All officers and employees of the Company have historically been paid an annual 12.5% bonus. While referred to as a bonus, the 12.5% has been paid to all employees for over 25 years and is considered by most employees as part of their base salary and is often referred to as deferred compensation, even though it is paid in the same calendar year and approved as a bonus by the board of directors. The original concept was to pay 2.50% of base salary as a bonus in early June to assist with vacation expenses and to pay 10% of base salary in early December to assist with the holiday gift giving season. This bonus is calculated by multiplying the base annual salary times 12.5%. The Compensation Committee has in prior years recommended a special year end bonus in excess of the 12.5% bonus for NEOs, based on a combination of individual and Company performance. There were no special year-end bonuses in excess of the 12.5% bonuses paid to NEOs during 2006, at the request of the NEOs, due to cost containment initiatives implemented during 2006 that impacted salary and benefits and reduced full-time employees. Initiatives related to benefits included initiatives that impacted all employees, including the NEOs.

Retirement Benefits

Retirement benefits fulfill an important role within the Company’s overall executive compensation program because they provide a financial security component which promotes retention. The Company believes that its retirement program is comparable to those offered by the banks in our Compensation Peer Group and, as a result, are needed to ensure that our executive compensation remains competitive.

The Company maintains a 401(k) plan (the “401(k) Plan”), a tax-qualified, defined contribution plan in which substantially all of our employees, including the NEOs, are eligible to participate. The Company also maintains a tax-qualified, defined benefit pension plan (the “Pension Plan”) pursuant to which participants are entitled to benefits based on final average monthly compensation and years of credited service. In addition, the Company maintains a non-qualified supplemental retirement plan (the “Restoration Plan”) which provides benefits in addition to the Pension Plan. The Pension Plan and the Restoration Plan are described in more detail under the Pension Benefits table in this Proxy Statement.

The Company has also entered into deferred compensation agreements with each of the NEOs that provide for the payment of a stated amount over a specific period of years. These deferred compensation agreements are described in more detail under the Pension Benefits table in this Proxy Statement.

Split Dollar Agreements

In 2004 the Company entered into split dollar agreements with NEOs, Sam Dawson, Jeryl Story, and Lee Gibson designed to replace and enhance previous split dollar plans the NEOs were required to dissolve due to the Sarbanes - Oxley Act passed in 2002 and in recognition of their contributions to the success of the Company. In 2004 the Company also entered into a split dollar agreement with NEO B. G. Hartley in recognition of his substantial contributions to the success of the Company. The agreements provide that the Company will be the beneficiary of Bank Owned Life Insurance (commonly referred to as BOLI) insuring the executives’ lives. The agreements provide the executives with the right to designate the beneficiaries of the death benefits guaranteed in each agreement. The agreements originally provided for death benefits of an initial aggregate amount of $3.3 million. The individual amounts are increased annually on the anniversary date of the agreement by an inflation adjustment factor of 5%. As of December 31, 2006, the death benefits totaled $3.6 million. The agreements also state that before and after the executive’s retirement dates, the Company will also pay an annual gross-up bonus to the executive in an amount sufficient to enable the executive to pay federal income tax on both the economic benefit and on the gross-up bonus itself. There was no expense associated with the post-retirement liability for the year ended December 31, 2006.

Perquisites and Other Personal Benefits

The Company provides NEOs with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. Perquisites provided to NEOs during 2006 were Company paid club dues and a Company provided automobile.

Executive Compensation

The following information is furnished for the fiscal year ended December 31, 2006 with respect to the Chief Executive Officer, the Chief Financial Officer and the next two highest paid NEOs receiving at least $100,000 in compensation. This information relates to compensation paid to the NEOs by Southside Bank, as the Company does not directly pay compensation to the NEOs.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1)	Bonus (2)	Change in Pension Value (3)	All Other Compen- sation (4)	Total
B. G. Hartley - Chairman of the Board and Chief Executive Officer of the Company and Southside Bank	2006	$ 422,500	$ 52,813	$ -	$ 83,263	$ 558,576
Sam Dawson - President, Secretary and Director of the Company; President, Chief Operating Officer and Director of Southside Bank	2006	$ 300,500	$ 37,563	$ 154,916	$ 20,590	$ 513,569
Jeryl Story - Executive Vice President of the Company; Senior Executive Vice President and Director of Southside Bank	2006	$ 261,000	$ 32,625	$ 62,815	$ 16,733	$ 373,173
Lee R. Gibson, CPA - Executive Vice President and Chief Financial Officer of the Company and Southside Bank and Director of Southside Bank	2006	$ 277,500	$ 34,688	$ -	$ 17,889	$ 330,077

(1)	Includes amounts deferred at the officer’s election pursuant to the Company’s 401(k) Plan.

(2)	Reflects an annual bonus equal to 12.5% of base salary paid to each NEO.

(3)
The amounts reported in this column reflect the aggregate actuarial increase in the present value of the NEOs benefits under the Pension Plan and the Restoration Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. The changes in pension values for the NEOs under the Pension Plan were as follows: Mr. Hartley - ($68,710); Mr. Dawson - $75,587; Mr. Story - $38,499 and Mr. Gibson - $17,242. The change in pension value for the NEOs under the Restoration Plan were as follows: Mr. Hartley - ($24,394); Mr. Dawson - $79,329; Mr. Story - $24,316; Mr. Gibson - ($20,247). The aggregate change in pension value for Messrs. Hartley and Gibson for the Pension Plan and the Restoration Plan was a decrease of ($93,104) and ($3,005), respectively. Descriptions of the Pension Plan and Restoration Plan follow the Pension Benefits table in this Proxy Statement.

(4)	Amounts included in this column are as follows:

	Hartley	Dawson	Story	Gibson
Life Insurance (a)	$27,215	$-	$-	$-
Director Fees from Southside Bank (c)	7,500	7,500	7,500	7,500
Tax Gross Ups (b)	37,564	2,234	1,433	813
Company Provided Automobile (d)	4,068	3,541	5,150	3,897
Club Dues (e)	6,916	7,315	2,650	5,679
Total	$83,263	$20,590	$16,733	$17,889

(a)	Mr. Hartley was paid a bonus to pay life insurance premiums.

(b)
The Company paid gross-up bonuses in accordance with the split dollar agreements during 2006. In addition, Mr. Hartley was paid a gross up bonus associated with reimbursement of life insurance premiums of $17,785.

(c)	Each NEO is also a director of Southside Bank and received director fees in 2006 of $7,500.

(d)
The NEOs have use of a Company provided automobile. The incremental cost to the Company during 2006 included fuel, maintenance costs and insurance. There were no new automobiles purchased for the NEOs in 2006.

(e)	The incremental cost of Company-provided club dues to the NEOs.

OUTSTANDING EQUITY AWARDS AT YEAR-END

The following table provides information regarding options outstanding under the Company’s 1993 Incentive Stock Option Plan for the NEOs as of December 31, 2006.

Options Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
B. G. Hartley	19,551 4,141 22,166 49,252	- - - -	$ 5.44 6.18 5.97 5.51	6/5/2007 10/15/2008 6/10/2009 8/31/2010
Sam Dawson	19,551 4,141 22,166 35,182	- - - -	$ 5.44 6.18 5.97 5.51	6/5/2007 10/15/2008 6/10/2009 8/31/2010
Jeryl Story	4,141 22,166 35,182	- - -	$ 6.18 5.97 5.51	10/15/2008 6/10/2009 8/31/2010
Lee R. Gibson, CPA	4,141 22,166 25,219	- - -	$ 6.18 5.97 5.51	10/15/2008 6/10/2009 8/31/2010

(1)	All options listed above are fully vested. The options vested at a rate of 20% per year over the first five years of the ten year option term.

OPTION EXERCISES AND STOCK VESTED

The table below shows the number of shares acquired under the 1993 Incentive Stock Option Plan, on exercise and the value realized on exercise for each of the NEOs for the year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
B. G. Hartley	-	$ -	N/A	N/A
Sam Dawson	22,454	348,132	N/A	N/A
Jeryl Story	17,925	341,079	N/A	N/A
Lee R. Gibson, CPA	8,651	138,204	N/A	N/A

(1)
The “value realized” represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised, without tax considerations.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options (1)	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Available for Future Grants
Plans approved by shareholders	575,482	$ 6.05	None
Plans not approved by shareholders	-	-	-
Total	575,482	$ 6.05	None

(1)	Reflects stock options outstanding under the Company’s 1993 Incentive Stock Option Plan.

PENSION BENEFITS

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO, under each of the Pension Plan and the Restoration Plan determined using interest rate and mortality rate assumptions described below.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
B. G. Hartley	Pension Plan	N/A	$1,047,581	$152,035
	Restoration Plan	N/A	371,927	53,978
	Deferred Compensation Agreement	N/A	1,312,000	-
Sam Dawson	Pension Plan	32.5	$965,413	$-
	Restoration Plan	32.5	631,924	-
	Deferred Compensation Agreement	N/A	233,000	-
Jeryl Story	Pension Plan	27.167	$610,108	$-
	Restoration Plan	27.167	315,675	-
	Deferred Compensation Agreement	N/A	130,000	-
Lee R. Gibson, CPA	Pension Plan	22.417	$364,097	$-
	Restoration Plan	22.417	197,015	-
	Deferred Compensation Agreement	N/A	90,000	-

Pension Plan

The Pension Plan is a tax-qualified, defined benefit pension plan pursuant to which participants are entitled to benefits based on final average monthly compensation and years of credited service.

On November 3, 2005, our board of directors approved amendments to the Pension Plan which affected future participation in the Pension Plan and reduced the accrual of future benefits. The following amendments to the Pension Plan became effective in 2006.

Entrance into the Pension Plan by new employees was frozen effective December 31, 2005. Employees hired after December 31, 2005 are not eligible to participate in the plan. All other employees are eligible to participate under the plan on the first day of the month coincident with or next following the first anniversary of hire. “Employee” means any person on the payroll whose wages are subject to withholding for the purposes of federal income tax. Certain hourly-paid security personnel are excluded. All of our NEOs at December 31, 2006 were eligible to participate. Employees are vested upon the earlier of five years credited service or the employee attaining 60 years of age. Benefits are payable monthly commencing on the later of age 65 or the participant’s date of retirement. Eligible participants may retire at reduced benefit levels after reaching age 55.

The benefits under the Pension Plan are determined using the following formula, stated as a single life annuity with 120 payments guaranteed, payable at normal retirement age.

Formula (1) and Formula (2), calculated using Credit Service at Normal Retirement Date, multiplied by a service ratio and summed as described below:

Formula (1)		x	The fraction in which the numerator is Credited Service as of 12/31/05 and the denominator is Credited Service at Normal Retirement Date plus
Formula (2)		x	The fraction in which the numerator is Credited Service earned after 12/31/05 and the denominator is Credited Service at Normal Retirement Date

Formula (1) is an amount equal to:

2% of Final Average Monthly Compensation times Credited Service up to 20 years, PLUS

1% of Final Average Monthly Compensation times Credited Service, if any, in excess of 20 years, PLUS

0.60% of that portion of Final Average Monthly Compensation which exceeds Monthly Covered Compensation times Credited Service up to 35 years

Formula (2) is an amount equal to:

0.90% of Final Average Monthly Compensation times Credited Service, PLUS

0.54% of that portion of Final Average Monthly Compensation which exceeds Monthly Covered Compensation times Credited Service up to 35 years

Benefit Formula Definitions

Credit Service
A participant’s years of credited service are based on the number of years an employee works for the Company. The Company has no policy to grant extra years of credited service.

Final Average Monthly Compensation (FAMC)
The monthly average of the 60 consecutive months’ compensation during the participant’s period of credited service that gives the highest average. Compensation generally includes all gross income received by the participant for services actually rendered in the course of employment, with certain exclusions, plus any elective deferrals under Section 125 and Section 402(g)(c). Compensation in the Pension Plan is limited as required.

Covered Compensation
A rounded 35-year average of the Maximum Taxable Wages (MTW) under social security. The table in effect during the calendar year proceeding termination or retirement is used.

B. G. Hartley began receiving payments out of the Pension Plan without retiring upon reaching age 65 under prior language in the plan that allowed all participants to begin receiving payments at age 65, regardless of their employment status. The Pension Plan was amended several years ago and participants must now retire to be eligible to receive payments out of the plan. All participants receiving payments out of the Pension Plan at the time of the amendment were grandfathered so as to allow them to continue receiving payments out of the plan, which included B. G. Hartley. For the purposes of the Pension Plan, Mr. Hartley is receiving payments as if he were retired. None of the other NEOs were in pay status under the Pension Plan at the time of the amendment, and thus were not grandfathered.

The following summarizes the assumptions used to compute the pension disclosures. The pension disclosures have been computed using the SFAS 87 assumptions from the financial statements as of the pension measurement date of December 31, 2006, except the SFAS 87 retirement age has been replaced by the normal retirement age for this calculation (and the benefit valued is only the accrued, not the projected, benefit).

SFAS 87 Discount Rate as of 12/31/05	5.625%
SFAS 87 Discount Rate as of 12/31/06	6.050%

Expected Retirement Age	65

Post-Retirement Mortality	1994 Group Annuity Reserving Mortality Table for males and females

Pre-Retirement Mortality, Disability or Turnover	None

Form of Payment
• Qualified Retirement Plan	10-Year Certain & Life Annuity
• NonQualifed Restoration Plan	10-Year Certain & Life Annuity

Restoration Plan

The annual retirement income benefit of NEOs under the Pension Plan is subject to certain limitations imposed by the Internal Revenue Code. Under one such limitation, in determining the benefit accrued for a year under the Pension Plan, the benefit formula excludes an NEO’s compensation above a specified ceiling. In 2006, for example, the ceiling was $220,000, which means that the compensation of NEOs in excess of that amount was not considered in the benefit formula for purposes of determining benefits under the Pension Plan. The Company maintains the Restoration Plan, a non-qualified supplemental retirement plan which provides additional benefits by taking into account the excess compensation not taken into account under the Pension Plan. The Restoration Plan is unfunded and noncontributory, which means that benefits are paid from the general assets of the Company, and the NEOs are not required to make any contributions under the Restoration Plan. The formula used to calculate the benefit payable pursuant to the Restoration Plan is the same as that which is used under the Pension Plan described above, except that the amounts payable under the Restoration Plan are reduced by the amounts payable under the Pension Plan.

Deferred Compensation Agreements

Under the terms of the deferred compensation agreements with Mr. Hartley, upon a termination of employment by reason of death, retirement or an involuntary termination by the company other than for cause, payment of the specified benefits under the deferred compensation agreements would be triggered.

In addition, under the terms of the deferred compensation agreements with Messrs. Dawson, Story and Gibson, if the executive remains in the employment of Southside Bank until his retirement (on or after age 65), permanent disability or death, whichever occurs first, Southside Bank agrees to pay certain amounts to the executive or to the executive’s designated beneficiaries, as described below. If the executive’s employment is involuntarily terminated by Southside for any reason other than for “good cause” (as defined in the agreement), such termination shall be treated the same as a retirement, and the executive shall be entitled to receive the payments. If, prior to a change in control, the executive terminates his employment prior to attainment of age 65 for any reason other than death or disability, no amounts shall be due executive under the agreement. If, after a change in control, the executive terminates employment prior to attainment of age 65 for any reason other than death, disability, or for good reason (as defined in the agreement), no amounts shall be due to the executive under the agreement. After a change in control, a termination by the executive for “good reason” (as defined in the deferred compensation agreements) shall be treated the same as a retirement, and the executive shall be entitled to receive the payments.

Under the terms of his deferred compensation agreement, Mr. Hartley is entitled to receive $467,000 immediately upon retirement or other qualifying retirement and $1,166,000 payable over 15 years. Under the terms of their deferred compensation agreements, Messrs. Dawson, Story, and Gibson are entitled to receive $500,000, $400,000, and $400,000 respectively, payable monthly over 10 years.

The present value of the accumulated benefits under the deferred compensation arrangements was calculated using a discount rate of 5.625%

Potential Payments Upon Termination or Change of Control

The following discussion summarizes the compensation and benefits payable to the NEOs in the event of a termination of employment under various circumstances, assuming that a termination of employment had occurred on December 31, 2006. The Company does not have employment agreements or other individual arrangements with the NEOS that provide for specific benefits upon a termination of employment. In general, upon termination of employment, an NEO would receive compensation and benefits for which he has already vested. This would include accrued but unpaid salary, accrued and unused vacation pay, and any balance under the 401(k) plan. Each of the NEOs is also fully vested in his Pension Plan and Restoration Plan benefits, and such benefits are payable monthly beginning on the later of age 65 or the NEOs termination of service.

In addition, under the terms of the deferred compensation agreement with Mr. Hartley, upon a termination of employment by reason of death, retirement or an involuntary termination by the company other than for cause, payment of the specified benefits under the deferred compensation agreements would be triggered. Under the terms of the deferred compensation agreements with Messrs. Dawson, Story and Gibson, upon a termination of employment by reason of death, disability or retirement, an involuntary termination by the company other than for cause, or a termination by the NEO for good reason following a change in control, payment of the specified benefits under the deferred compensation agreements would be triggered.

Under the terms of the split dollar agreements with the NEOs, upon a termination of employment by reason of death, disability or retirement, an involuntary termination by the company other than for cause, or a termination by the NEO for good reason following a change in control, payment of the specified benefits under the split dollar compensation agreements would be triggered. The benefits payable to the NEOs under the Pension Plan, Restoration Plan and the deferred compensation agreements are described in the Pension Benefits table and the related narrative disclosure in this Proxy Statement.

In addition, the Company and Mr. Hartley have entered into a Post Retirement Agreement that provides that following Mr. Hartley’s retirement from the Company, he will be employed by Southside Bank as a director of public relations and shall receive a nominal monthly salary plus certain other perquisites. In the event that the Post Retirement Agreement is terminated by the Company without good cause or by a successor company following a change in control, then Mr. Hartley shall be entitled to receive a lump sum payment equal to $750,000.

Director Compensation

The Company compensated its non-employee directors $1,000 per month in 2006. Members of the Audit Committee are paid $500 per month and the Chairman of the Audit Committee is paid $700 per month. Due to the increased time commitment of the Chairman of the Audit Committee in performing his duties, beginning January 2007 that monthly fee was increased by $200 per month. The Company’s Nominating and Compensation Committee members are paid $400 per meeting attended. The Compensation Committee has in prior years recommended a year-end bonus of up to $5,000 for directors of the Company. There were no bonuses paid during 2006 at the request of the directors due to the costs containment initiatives implemented during 2006 that impacted salary and benefits and reduced full-time employees.

The Company’s non-employee directors, who are also directors of Southside Bank, are paid $400 per Southside Bank committee meeting, $500 for regular Southside Bank board meetings and an annual retainer of $1,000. Officers of the Company, who are directors of Southside Bank, are paid $500 for regular Southside Bank board meetings and an annual retainer of $1,000.

DIRECTOR SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid by the Company to directors for the year ended December 31, 2006.
Name (a)	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total
Fred E. Bosworth (1)	$ 31,300	-	$31,300
Herbert C. Buie (2)	61,900	-	61,900
Alton Cade (3)	51,000	-	51,000
Michael D. Gollob, CPA (4)	55,000	-	55,000
Melvin B. Lovelady, CPA (5)	58,800	-	58,800
Joe Norton (6)	60,000	-	60,000
Paul W. Powell (7)	62,300	-	62,300
William Sheehy (8)	44,400	-	44,400
Robbie N. Edmonson (9)	7,500	-	7,500

(1)	Fred E. Bosworth was compensated $22,300 and $9,000 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively. Mr. Bosworth died on September 20, 2006.
(2)	Herbert C. Buie was compensated $42,000 and $19,900 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(3)	Alton Cade was compensated $31,500 and $19,500 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(4)	Michael D. Gollob, CPA was compensated $35,500 and $19,500 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(5)	Melvin B. Lovelady, CPA was compensated $36,900 and $21,900 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(6)	Joe Norton was compensated $40,100 and $19,900 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(7)	Paul W. Powell was compensated $42,400 and $19,900 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(8)	William Sheehy was compensated $31,400 and $13,000 for serving as director of Southside Bank and Southside Bancshares, Inc., respectively.
(9)
Robbie N. Edmonson, the Company’s Vice Chairman of the Board, is an officer and director of Southside Bank and Southside Bancshares, Inc. and was compensated $7,500 for serving as director of Southside Bank. Mr. Edmonson received no compensation for his service as director of Southside Bancshares, Inc.

(10)
B. G. Hartley, the Company’s Chairman of the Board and Chief Executive Officer and Sam Dawson, the Company’s President and Secretary, are not included in this table, as they are officers of Southside Bank and thus received no compensation for their service as directors of Southside Bancshares, Inc. The compensation received by Messrs. Hartley and Dawson as officers and directors of Southside Bank are shown in the Summary Compensation Table.

COMMITTEES OF SOUTHSIDE BANK

Executive Committee of Southside Bank

The Executive Committee is authorized to act on behalf of the board of directors of Southside Bank between scheduled meetings of the Board, subject to certain limitations. The committee is comprised of Messrs. Buie, Cade, Gollob, Lovelady, Norton, Powell and Sheehy, who are directors of Southside Bank and directors of the Company, but are not officers or employees of either Southside Bank or the Company. Also serving are Messrs. Hartley (Chairman), Edmonson and Dawson who are directors and Officers of the Company and Southside Bank and Messrs. Story and Gibson who are Officers of the Company and Southside Bank and directors of Southside Bank. In addition, the members of the Executive Committee comprise the Loan/Discount Committee of Southside Bank. It is the Loan/Discount Committee’s responsibility to monitor credit quality, review extensions of credit and approve selected credits in accordance with the loan policy. The Executive Committee and the Loan/Discount Committee of Southside Bank meets weekly to discharge responsibilities of both committees at a combined meeting and met fifty-two (52) times in 2006.

Trust Committee of Southside Bank

The Trust Committee of Southside Bank is responsible for the oversight of the operations and activities of the Trust Department. Messrs. Buie, Edmonson, Gollob, Hartley, Norton, Powell, and Dawson (Chairman), directors of the Company and Southside Bank, serve on this committee. Dr. John Walker is an advisory director of Southside Bank and serves as a member of the Trust Committee. Jeryl Story serves as a member of the Trust Committee and Lee Gibson serves as an advisory member, both are officers of the Company and Southside Bank and directors of Southside Bank. Kathy Hayden and Cayla Washburn, officers of Southside Bank, also serve on this committee. Messrs. Buie, Gollob, Norton, Powell and Walker are not officers or employees of the Company or Southside Bank. The Trust Committee meets monthly and met twelve (12) times in 2006.

Compliance, Electronic Data Processing (EDP) and Community Reinvestment Act (CRA) Committee of Southside Bank

The Compliance/EDP/CRA Committee of Southside Bank is responsible for ensuring compliance with all appropriate statutes and reviews electronic data processing and community reinvestment activities. The Compliance/EDP/CRA Committee is comprised solely of persons who are directors of the Company and Southside Bank who are not officers or employees. Those directors are Messrs. Buie, Cade, Gollob, Lovelady (Chairman), Norton and Powell. The Compliance/EDP/CRA Committee meets monthly and met twelve (12) times in 2006.

Investment/Asset-Liability Committee of Southside Bank

The Investment/Asset-Liability Committee is responsible for reviewing Southside Bank’s overall asset and funding mix, asset-liability management policies, and investment policies. The members of the Committee are Messrs. Buie, Lovelady, Norton, and Powell who are directors of the Company and Southside Bank, and Hoyt N. Berryman, Jr. who is an advisory director of Southside Bank. None of the foregoing individuals are officers or employees of the Company or Southside Bank. Messrs. Dawson, Edmonson, and Hartley, who are officers and directors of the Company and Southside Bank serve with Messrs. Gibson (Chairman) and Story, officers of the Company and Southside Bank and directors of Southside Bank. Also serving on the committee are Peter Boyd, Jane Coker, Randal Hendrix and Lonny Uzzell, officers and advisory directors of Southside Bank. Tim Alexander, Bill Clawater, George Hall, Brian McCabe, Mike Northcutt, and Cayla Washburn, each officers of Southside Bank also serve on the committee. The Investment/Asset-Liability Committee meets monthly and met twelve (12) times in 2006.

TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES

Certain of the executive officers and directors of the Company (and their associates) have been customers of Southside Bank and have been granted loans in the ordinary course of business. Southside Bank is subject to Federal Reserve Regulation O, which governs loans to directors, executive officers and certain shareholders of banks and bank holding companies. All loans or other extensions of credit made by Southside Bank to executive officers and directors of the Company and Southside Bank were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other features that are unfavorable to Southside Bank. The Company expects similar transactions to occur in the future with its executive officers and directors as well as directors and officers of Southside Bank. In addition, the spouse and daughter of B. G. Hartley are employed by Southside Bank and received compensation of $129,154 and $130,990, respectively in 2006. The law firm of Wilson, Sheehy, Knowles, Robertson & Cornelius PC, of which Director William Sheehy is a partner, has provided legal services to the Company and Southside Bank for many years and continues to do so during the current fiscal year. The Company and Southside Bank paid the law firm $188,000 for services rendered in calendar year 2006, some of which was reimbursed by Bank customers. The Company and Southside Bank also paid Bosworth & Associates, Inc. of which Director Fred Bosworth was Chairman of the Board until his retirement in 1997 and was Honorary Chairman until his death in September 2006, $164,000 for insurance services rendered in fiscal year 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the Company’s executive officers and directors, and any persons who own more than 10% of the Company’s common stock, to file reports of initial ownership of the Company’s common stock and subsequent changes in that ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5’s were required, the Company believes that during fiscal 2006 all Section 16(a) filing requirements were complied with.

The Company knows of no person or entity that is the beneficial owner of more than 10% of the outstanding common stock of the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2006 and is serving in such capacity for the current fiscal year. The Company’s Audit Committee makes the appointment of the independent registered public accounting firm annually. The decision of the Audit Committee is based on both the audit scope and estimated audit fees. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions of shareholders.

Independent Auditor Fees

The following table represents aggregate fees incurred for the Company for fiscal years ended December 31, 2006 and 2005, by PwC, the Company’s principal accounting firm. All fees were pre-approved by the Audit Committee.

	YEARS ENDED
	2006	2005
Audit Fees	$412,000	$393,750
Audit-Related Fees (a)	4,500	4,500
Tax Fees (b)	17,410	13,420
All Other Fees (c)	1,599	1,599

Total Fees(d)	$435,509	$413,269

(a)
Fees for services performed in connection with the filing of the Company’s Registration on Form S-3 for the Company’s Dividend Reinvestment Plan, as well as fees paid in connection with Student Loan Attestation engagements for the U. S. Department of Education.

(b)	Fees primarily for tax return preparation, advice and planning.
(c)	Fees for use of the PwC online research financial library.
(d)	The above fees exclude $26,000 and $25,500 in out-of-pocket reimbursed travel expenses for the years ended December 31, 2006 and 2005, respectively.

Auditor Fees Pre-approval Policy

In 2006, the Audit Committee readopted a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company, currently PwC. The Policy requires that all services PwC may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee. The Committee pre-approved all audit and non-audit services provided by PwC during 2006.

ANNUAL REPORT TO SHAREHOLDERS

The Company’s Annual Report on Form 10-K, as integrated into the Annual Report to Shareholders for the fiscal year ended December 31, 2006, accompanies this Proxy Statement. The Annual Report does not constitute outside solicitation materials. Additional copies of Form 10-K are available at no expense; exhibits to Form 10-K are available for a copying expense to any shareholder by sending a written request to the Corporate Secretary Post Office Box 8444, Tyler, Texas 75711. The Company’s public filings with the SEC may also be obtained free at the Company’s website, www.southside.com/investor, under the topic Documents.

SHAREHOLDER’S PROPOSALS

Any shareholder of common stock wishing to have a proposal considered for inclusion in the Board of Directors’ proxy solicitation materials for the 2008 Annual Meeting must, in addition to other applicable requirements, set forth their proposal in writing and file it with the Secretary of the Company on or before November 14, 2007. The Board of Directors will review any proposals received by that date and will determine whether applicable requirements have been met for including the proposal in the 2008 proxy solicitation materials. Any shareholder wishing to have a proposal considered for the 2008 Annual Meeting, but who does not submit the proposal for inclusion in the Board of Directors’ proxy, must submit the proposal as set forth above on or before February 4, 2008. If the proposal is not received by that date, the persons named as proxies in the proxy solicitation materials will use their discretion in voting the proxies when those matters are raised at the meeting.

GENERAL

The Board of Directors does not know of any other business, other than that set forth above, to be transacted at the Annual Meeting. However, if any other matters requiring a vote of the shareholders properly come before the Annual Meeting, the persons designated as Proxies will vote the shares of common stock represented by the proxies in accordance with their best judgment on such matters. If a shareholder specifies a different choice on the proxy, those shares of common stock will be voted in accordance with the specification so made.

/s/ B. G. Hartley
B. G. Hartley
Chairman of the Board

Tyler, Texas
March 14, 2007

000004
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR the listed nominees.
1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 - Alton Cade	☐	☐	02 - B. G. Hartley	☐	☐	03 - Paul W. Powell	☐	☐

B	Non-Voting Items
Change of Address— Please print new address below

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Note: Please sign EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.
.Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.		Signature 2 — Please keep signature within the box.
/	/
		C 1234567890 30AV	JNT 0122891	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Southside Bancshares, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

The Annual Meeting will be held at Willow Brook Country Club
3205 West Erwin Street, Tyler, Texas, on Thursday, April 19, 2007.

Melvin B. Lovelady, Herbert C. Buie, Joe Norton, William Sheehy, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Southside Bancshares, Inc. to be held on April 19, 2007, or at any postponement or adjournment thereof.

The Proxies will vote the shares represented by this proxy as directed by the shareholder on the reverse side of this proxy. If no such directions are indicated, the Proxies will have authority to vote FOR Alton Cade, FOR B. G. Hartley and FOR Paul W. Powell.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

If more than one of the Proxies above shall be present in person or by substitute at the meeting or any adjournment hereof, the majority of said Proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the Proxies appointed hereby, their substitutes, or any of them, may lawfully do by virtue hereof.

(Continued and to be voted on reverse side.)